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                                                                    EXHIBIT 11.1


INTELLICORP, INC.
STATEMENT REGARDING COMPUTATION OF NET INCOME/(LOSS) PER SHARE


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
(In thousands, except per share amounts)
                                                                     Three months ended
                                                                        September  30,
                                                                    ---------------------
                                                                      1997          1996
                                                                    -------       -------
Primary

Average shares outstanding                                           13,044        12,394

Net effect of dilutive stock options and warrants based on the
     treasury stock method using average market price                 1,852             -
                                                                    -------       -------

Total                                                                14,896        12,394

Net Income / (Loss)                                                     425          (981)

Preferred stock dividend requirement                                   (162)          (50)
                                                                    -------       -------

Net Income / (Loss) available to common stockholders                    263        (1,031)
                                                                    =======       =======

Net Income / (Loss) per share                                       $  0.02       $ (0.08)
                                                                    =======       =======

Fully Diluted


Average shares outstanding                                           13,044        12,394

Net effect of dilutive stock options and warrants based on the
     treasury stock method using average market price                 2,212             -
                                                                    -------       -------

Total                                                                15,256        12,394

Net Income / (Loss)                                                     425          (981)

Preferred stock dividend requirement                                   (162)          (50)
                                                                    -------       -------

Net Income / (Loss) available to common stockholders                    263        (1,031)
                                                                    =======       =======

Net Income / (Loss) per share                                       $  0.02       $ (0.08)
                                                                    =======       =======
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